UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2021

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive, Fremont, California		94538
(Address of principal executive offices)		(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SNX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

SYNNEX Corporation (“SYNNEX”) held a Special Meeting of Stockholders on June 30, 2021 (the “Special Meeting”). The matters voted upon at the Special Meeting and the results of those votes are set forth below.

Proposal 1:	The Agreement and Plan of Merger, dated as of March 22, 2021, by and among SYNNEX, Tiger Parent (AP) Corporation, Spire Sub I, Inc. and Spire Sub II, LLC, was approved as follows:

FOR	AGAINST	ABSTAIN
46,654,053	44,415	102,181

Proposal 2:	The issuance of an aggregate of 44 million shares of common stock, par value $0.001 per share, of SYNNEX was approved as follows:

FOR	AGAINST	ABSTAIN
46,438,702	257,024	104,922

Proposal 3:	The amendment to the Certificate of Incorporation of SYNNEX to increase the number of authorized shares of SYNNEX common stock from 100 million shares to 200 million shares was approved as follows:

FOR	AGAINST	ABSTAIN
46,441,589	255,636	103,425

Proposal 4:	The amendment to the Certificate of Incorporation of SYNNEX to waive the corporate opportunity doctrine with respect to certain directors and certain other parties was not approved as follows:

FOR	AGAINST	ABSTAIN
23,369,295	23,407,132	24,220

Proposal 5:	The vote to adjourn or postpone the Special Meeting to a later date or time if necessary or appropriate, was as follows:

FOR	AGAINST	ABSTAIN
44,697,729	1,984,323	118,595

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2021	SYNNEX CORPORATION

	By:	/s/ Simon Y. Leung
Simon Y. Leung Senior Vice President, General Counsel and Corporate Secretary